UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708 (Address of principal executive offices) (zip code)

(800) 727-1024 (Registrant’s telephone number, including area code)

_____________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

KBM Worldwide, Inc.

On December 9, 2014, we entered into a Securities Purchase Agreement with KBM Worldwide, Inc., pursuant to which we sold to KBM a 8% Convertible Promissory Note in the original principal amount of $63,500 (the “Note”). The Note has a maturity date of September 10, 2015, and is convertible after 180 days into our common stock at the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price. The “Variable Conversion Price” shall mean 58% multiplied by the Market Price (representing a discount rate of 42%). “Market Price” means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the closing bid price on the applicable day. The “Fixed Conversion Price” shall mean $0.00005. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 109% of the principal amount and any accrued and unpaid interest; (b) between 31 and 60 days after issuance – 114% of the principal amount and any accrued and unpaid interest; (c) between 61 and 90 days after issuance – 120% of the principal amount and any accrued and unpaid interest; (d) between 91 and 120 days after issuance – 124% of the principal amount and any accrued and unpaid interest; and (e) between 121 days and 180 days after issuance – 130% of the principal amount and any accrued and unpaid interest. The purchase and sale of the Note closed on December 11, 2014, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Auctus Private Equity Fund, LLC

On December 15, 2014, we entered into a Securities Purchase Agreement with Auctus Private Equity Fund, LLC, pursuant to which we sold to Auctus a 8% Convertible Promissory Note in the original principal amount of $55,000 (the “Note”). The Note has a maturity date of September 16, 2015, and is convertible after 180 days into our common stock at the greater of (i) the Variable Conversion Price and (ii) $0.0001. The “Variable Conversion Price” shall mean 48% multiplied by the Market Price (representing a discount rate of 52%). “Market Price” means the average of the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the closing bid price on the applicable day. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 115% of the principal amount and any accrued and unpaid interest; (b) between 31 and 60 days after issuance – 120% of the principal amount and any accrued and unpaid interest; (c) between 61 and 90 days after issuance – 125% of the principal amount and any accrued and unpaid interest; (d) between 91 and 120 days after issuance – 130% of the principal amount and any accrued and unpaid interest; and (e) between 121 days and 180 days after issuance – 135% of the principal amount and any accrued and unpaid interest. The purchase and sale of the Note closed on December 16, 2014, the date that the purchase price was delivered to us.

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The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement dated December 8, 2014

10.2	Convertible Promissory Note dated December 8, 2014

10.3	Securities Purchase Agreement dated December 16, 2014

10.4	Convertible Promissory Note dated December 16, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: December 16, 2014	By:	/s/ James Pakulis
James Pakulis
	Its:	President and Chief Executive Officer

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